UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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ISABELLA BANK CORPORATION
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ISABELLA BANK CORPORATION
401 N. Main St.
Mt. Pleasant, Michigan 48858
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 5, 2020

Notice is hereby given that the Annual Meeting of Shareholders of Isabella Bank Corporation will be held on Tuesday, May 5, 2020 at 5:00 p.m. Eastern Daylight Time, at the Comfort Inn Conference Center, 2424 South Mission Street, Mt. Pleasant, Michigan. The meeting is for the purpose of considering and acting upon the following items of business:

1.	The election of four directors.

2.	To hold an advisory, non-binding vote on executive compensation of named executive officers.

3.	To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.
The Board of Directors has fixed March 13, 2020 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

By order of the Board of Directors
Debra Campbell, Secretary

Dated: March 27, 2020

ISABELLA BANK CORPORATION
401 N. Main St.
Mt. Pleasant, Michigan 48858
PROXY STATEMENT
General Information
This Proxy Statement is furnished in connection with the solicitation of proxies, to be voted at our Annual Meeting of Shareholders (the “Annual Meeting”) which is to be held on Tuesday, May 5, 2020 at 5:00 p.m. at the Comfort Inn Conference Center, 2424 South Mission Street, Mt. Pleasant, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting of Shareholders and in this Proxy Statement.
This Proxy Statement has been mailed on March 27, 2020 to all holders of record of common stock as of the record date. If a shareholder’s shares are held in the name of a broker, bank, or other nominee, then that party should give the shareholder instructions for voting the shareholder’s shares.
Voting at the Meeting
We have fixed the close of business on March 13, 2020 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. We have only one class of common stock and no preferred stock. As of March 13, 2020, there were 7,903,304 shares of stock outstanding. Each outstanding share entitles the holder thereof to one vote on each separate matter presented for vote at the meeting. You may vote on matters that are properly presented at the Annual Meeting by attending the meeting and casting a vote, signing and returning the enclosed proxy, voting on the internet, or voting by phone. You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by filing with the Corporation an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the internet or by phone) or by attending the meeting and electing to vote in person. You are encouraged to vote by mail, internet, or phone.
A quorum must be present in order to hold the Annual Meeting. A quorum is present if a majority of the shares of common stock entitled to vote are represented in person or by proxy. If you execute and return a proxy, those shares will be counted to determine if there is a quorum, even if you abstain or fail to vote on any of the proposals.
Your broker may not vote on Proposals 1 or 2 if you do not furnish instructions for such proposal. You should use the voting instruction card provided by us to instruct the broker to vote the shares, or else your shares will be considered “broker non-votes.” Broker non-votes are shares held by brokers or nominees as to which voting instructions have not been received from the shares’ beneficial owner or the individual entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Under these rules, Proposals 1 and 2 are not items on which brokerage firms may vote in their discretion on your behalf unless you have furnished voting instructions.
At this year’s Annual Meeting, you will elect four directors to serve for a term of three years. You may vote in favor or against, or abstain from voting with respect to any or all nominees. Directors are elected by a plurality of the votes cast at the Annual Meeting. Abstentions and shares not voted, including broker non-votes, have no effect on the elections.
In voting on the advisory, non-binding proposal to approve the executive compensation disclosed in this proxy statement, a shareholder may vote in favor of the advisory proposal, vote against the advisory proposal or abstain from voting. A majority of the shares represented at the annual meeting and entitled to vote on this advisory proposal must be voted in favor of the proposal for it to pass. While this vote is required by law, it will neither be binding on the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on the Board of Directors. In counting votes on the advisory, non-binding proposal to approve executive compensation matters, abstentions will have the same effect as a vote against the proposal and broker non-votes will have no effect on the outcome of the vote.

Proposal 1 - Election of Directors
The Board of Directors (the “Board”) currently consists of eleven (11) members divided into three classes, with the directors in each class being elected for a term of three years. The Board decreased from 12 members to 10 with the retirements of Joseph LaFramboise, effective August 28, 2019, and W. Michael McGuire, effective October 23, 2019. The Board then increased from 10 members to 11 with the appointment of Vicki L. Rupp, effective October 23, 2019. In 2020, the Board will decrease from 11 members to 10 as W. Joseph Manifold, whose term expires at the Annual Meeting, has decided not to stand for re-election. At the Annual Meeting, Dr. Jeffrey J. Barnes, G. Charles Hubscher, David J. Maness, and Vicki L. Rupp, whose terms expire at the Annual Meeting, have been nominated for election to serve through the 2023 Annual Meeting.
Except as otherwise specified, proxies will be voted for election of the four nominees. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated. However, we know of no reason to anticipate that this will occur. The four nominees who receive the greatest number of votes cast will be elected directors. Each of the nominees has agreed to serve as a director if elected.
Nominees and current directors, including their principal occupation for the last five or more years, age, and length of service as a director, are listed below.
We unanimously recommend that you vote FOR the election of each of the nominees.
Director Qualifications
Board members are highly qualified and represent your best interests. We select nominees who:

•	Have extensive business leadership.

•	Bring a diverse perspective and experience.

•	Are objective and collegial.

•	Have high ethical standards and have demonstrated sound business judgment.

•	Are willing and able to commit the significant time and effort to effectively fulfill their responsibilities.

•	Are active in and knowledgeable of their respective communities.
Each nominee and current director possesses these qualities and provides a diverse complement of specific business skills and experience. In addition to the general qualifications described above, qualifications are included in the biographical summaries provided below.
The following table identifies individual Board members serving on each of our standing committees:

Director	Audit	Nominating and Corporate Governance	Compensation and Human Resource
David J. Maness	Xo	Xo	Xo
Dr. Jeffrey J. Barnes		X
Jill Bourland	X		Xc
Jae A. Evans
G. Charles Hubscher		Xc
Thomas L. Kleinhardt	X		X
W. Joseph Manifold	Xc
Sarah R. Opperman	X	X
Vicki L. Rupp
Jerome E. Schwind
Gregory V. Varner			X

C — Chairperson
O — Ex-Officio

Director Nominees for Terms Ending in 2023
Dr. Jeffrey J. Barnes (age 57) has been a director of the Bank since 2007 and of Isabella Bank Corporation since 2010. Dr. Barnes is a physician and shareholder in L.O. Eye Care, P.C. He is a former member of the Central Michigan Community Hospital Board of Directors. Dr. Barnes has experience in business operations and management, as well as knowledge of the communities we serve, which adds value to the Board. As such, Dr. Barnes should continue serving on the Board.
G. Charles Hubscher (age 66) has been a director of the Bank since 2004 and of Isabella Bank Corporation since 2010. Mr. Hubscher is President of Hubscher and Son, Inc., a sand and gravel producer. He is a former director of the National Stone, Sand and Gravel Association, the Michigan Aggregates Association, and recently retired from the Mt. Pleasant Area Community Foundation Board of Trustees after serving for 20 years. Mr. Hubscher is also a member of the Zoning Board of Appeals for Deerfield Township. Mr. Hubscher brings his experience in business operations and management to the Board as well as his knowledge of the communities we serve. As such, Mr. Hubscher should continue serving on the Board.
David J. Maness (age 66) has been a director of the Bank since 2003 and of Isabella Bank Corporation since 2004. Mr. Maness has served as Chairman of the Board for the Corporation and the Bank since 2010. He is President of Maness Petroleum, a geological and geophysical consulting services company. Mr. Maness is currently serving as a director for the Michigan Oil & Gas Association, and he previously served on the Mt. Pleasant Public Schools Board of Education. Based on his leadership of the Board, business experience, and community involvement, Mr. Maness should continue serving on the Board.
Vicki L. Rupp (age 60) was appointed to the Board of Directors of Isabella Bank Corporation and the Bank on October 23, 2019. Ms. Rupp retired from The Dow Chemical Company after a successful thirty-five year career in various positions, including her final position of Corporate Director of Business Services.  Her experience included specialty research & development, environmental, health and safety, global corporate service management, mergers & acquisition implementation, and organizational management.  Ms. Rupp owns her own consulting company, Vicki Rupp Consulting, for companies seeking operational improvements. She also serves on the Saginaw Valley State University Foundation Board and Saginaw Valley State University Board of Control as vice chair. Ms. Rupp serves her community as a member of the executive committee of United Way and as a DOW/Saginaw Valley State University Affinity Network leader. The Board values Ms. Rupp's experience in operations and strategic development and her commitment to community involvement; therefore, Ms. Rupp should continue serving on the Board.
Current Director with Term Ending in 2020
W. Joseph Manifold (age 68) has been a director of Isabella Bank Corporation since 2003 and of the Bank since 2010. Mr. Manifold, a Certified Public Accountant, retired in 2015 as CFO of Federal Broach Holdings LLC, a holding company which operates several manufacturing companies. Previously, he was a senior manager with Ernst & Young Certified Public Accounting firm working principally on external bank audits and was CFO of the Delfield Company. Prior to joining the Board, Mr. Manifold served on the Isabella Community Credit Union Board and was President of the Mt. Pleasant Public Schools Board of Education. Mr. Manifold's business experience and accounting expertise have been valuable to the Board over his many years of service to the Board.
Current Directors with Terms Ending in 2021
Jill Bourland (age 49) has been a director of Isabella Bank Corporation and of the Bank since 2017. Ms. Bourland is CEO and Partner of Blystone & Bailey, CPAs, P.C. Ms. Bourland is a graduate of Central Michigan University, a Certified Public Accountant, and a Housing Credit Certified Professional. She has over 25 years of audit, tax and accounting experience with a concentration in small business and affordable housing sectors. She currently serves as Treasurer of the William and Janet Strickler Nonprofit Center. She formerly served as President of the Mt. Pleasant Area Community Foundation and also as Treasurer and Chair of its Finance Committee. She is involved with the Gratiot-Isabella Technical Education Center Accounting/Business Advisory Committee. She is also a member of the American Institute of Certified Public Accountants, Michigan Association of Certified Public Accountants and Home Builders Association. Ms. Bourland has expertise in accounting, business experience and a strong commitment to community involvement.
Jae A. Evans (age 63) has been a director of Isabella Bank Corporation and of the Bank since 2014. He has been President and Chief Executive Officer of the Corporation since 2014 and Chief Executive Officer of the Bank since 2018. Mr. Evans has been employed by the Corporation since 2008 and served as Chief Operations Officer of the Bank from 2011 to 2013 and President of the Greenville Division of the Bank from 2008 to 2011. He is a graduate of Central Michigan University and has over 41 years of banking experience. Mr. Evans currently serves as a board member for The Community Bankers of Michigan, McLaren Central Michigan Hospital, and the Central Michigan University Advancement Board. Mr. Evans is also past Chair of the Eightcap, Inc. Governing Board, past Vice Chair of the Carson City Hospital, was president of the Greenville Rotary Club, and past Chair of The Community Bankers of Michigan. Mr. Evans provides the Board with executive leadership, knowledge of commercial banking, and strong community involvement.

Jerome E. Schwind (age 53) has been a director of Isabella Bank Corporation and of the Bank since 2017. Mr. Schwind is President of the Bank and Vice President of the Corporation. He has been employed by the Bank since 1999 and has served in various roles at the Bank including Executive Vice President and Chief Operations Officer. Mr. Schwind received his undergraduate degree from Ferris State University and his MBA from Lake Superior State University. He is also a graduate of the Dale Carnegie Executive Development program, the Graduate School of Banking at the University of Wisconsin-Madison, and the Rollie Denison Leadership Institute. He currently serves as the Chair for the Middle Michigan Development Corporation, is a member of the Finance Advisory Board for the Ferris State University College of Business, the Michigan Bankers Association Grassroots Advocacy Committee, the Perry School of Banking Board, the Michigan Bankers Association Board, and also the Great Lakes Bay Alliance Board. Mr. Schwind brings his experience in banking and his many years at Isabella Bank to the Board in addition to his knowledge of the markets we serve.
Current Directors with Terms Ending in 2022
Thomas L. Kleinhardt (age 65) has been a director of the Bank since 1998 and of Isabella Bank Corporation since 2010. Mr. Kleinhardt is President of McGuire Chevrolet, active in the Clare Kiwanis Club, and the former coach of the girls Varsity Basketball team for both Farwell High School and Clare High School. Mr. Kleinhardt's years of experience in managing a successful automobile dealership and understanding the financing needs of customers are valuable to our Board.
Sarah R. Opperman (age 60) has been a director of Isabella Bank Corporation and of the Bank since 2012. Ms. Opperman previously was employed for 28 years by The Dow Chemical Company, where she held leadership roles in public and government affairs. She served as interim President and Chief Executive Officer of the Midland Business Alliance from March 1 to December 1, 2018, and continued as an employee until December 31, 2018. Ms. Opperman is a member of the Central Michigan University Advancement Board.  She also is Chair of the MidMichigan Health Foundation and the United Way of Midland County Board of Directors. Ms. Opperman's business expertise, and her depth of community connections, benefit Board discussions and decisions.
Gregory V. Varner (age 65) has been a director of Isabella Bank Corporation and of the Bank since 2015. Mr. Varner was the Research Director for the Michigan Bean Commission for 40 years and retired in 2019. He received a Bachelor of Science in Agricultural Education and a Master of Science in Crop Science from Michigan State University. Mr. Varner's knowledge and years of experience in the agricultural field is an asset to the Board.
Each of the directors has been engaged in their stated professions for more than five years unless otherwise stated.
Other Named Executive Officer
Neil M. McDonnell (age 56), Chief Financial Officer of Isabella Bank Corporation and of the Bank, joined Isabella Bank Corporation on January 30, 2018. Mr. McDonnell has over 30 years of banking experience and has served as chief financial officer, controller, treasurer, compliance & risk officer, and director of finance at large international banks, local community banks, as well as de novo banks. He serves on the Board of Mid-Michigan Industries and on the Finance Committee of the Habitat for Humanity of Isabella County. Mr. McDonnell serves at the pleasure of the Board.

Proposal 2 - Advisory Vote on Executive Compensation
The compensation of the Corporation’s principal executive officer, principal financial officer, and our next most highly compensated executive officer (named executive officers) is provided under the heading “Executive Officers”. Shareholders are urged to read that section of this proxy statement.
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") shareholders will be asked at the Annual Meeting to provide their support with respect to the compensation of the Corporation’s named executive officers by voting on the following advisory, non-binding resolution:
RESOLVED, that the shareholders of Isabella Bank Corporation approve, on an advisory basis, the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation table and narrative discussion, for purposes of Section 14A of the Securities Exchange Act of 1934.
The advisory vote on executive compensation, commonly referred to as a say-on-pay advisory vote, is non-binding on the Board of Directors.  Although non-binding, the Board of Directors and the Compensation and Human Resource Committee value constructive dialogue on executive compensation and other important governance topics with the Corporation’s shareholders and encourage all shareholders to vote their shares on this matter.  The Board of Directors and the Compensation and Human Resource Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation programs.
The Board believes shareholders should consider the following in determining whether to approve this proposal:

•	Each member of the Compensation and Human Resource Committee is independent under the NASDAQ listing requirements;

•	The Compensation and Human Resource Committee continually monitors the Corporation’s performance and adjusts compensation practices accordingly; and

•
The Compensation and Human Resource Committee regularly assesses the Corporation’s individual and total compensation programs against peer companies, the general marketplace and other industry data points.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.
We unanimously recommend that you vote FOR the non-binding advisory resolution approving the executive compensation of the Corporation’s named executive officers.

Corporate Governance
Director Independence
We have adopted the director independence standards as defined under the NASDAQ listing requirements. We have determined that Dr. Jeffrey J. Barnes, Jill Bourland, G. Charles Hubscher, Thomas L. Kleinhardt, David J. Maness, W. Joseph Manifold, Sarah R. Opperman, Vicki L. Rupp, and Gregory V. Varner are independent directors. Jae A. Evans is not independent as he is employed as President and CEO of Isabella Bank Corporation and CEO of Isabella Bank. Jerome E. Schwind is not independent as he is employed as President of Isabella Bank and Vice President of Isabella Bank Corporation.
Board Leadership Structure and Risk Oversight
Our Governance Policy provides that only directors who are deemed to be independent as set forth by the NASDAQ listing requirements and SEC rules are eligible to hold the office of chairperson. Additionally, the chairpersons of Board established committees must also be independent directors. It is our belief that having a separate chairperson and CEO best serves the interest of the shareholders. The Board elects its chairperson at the first Board meeting following the Annual Meeting. Independent members of the Board meet without inside directors at least twice per year.
Management is responsible for our day-to-day risk management and the Board’s role is to engage in informed oversight. The Board utilizes committees to oversee risks associated with compensation, and governance. The Isabella Bank Board of Directors is responsible for overseeing credit, investment, information technology, interest rate, and trust risks. The chairpersons of the respective boards or committees report on their activities on a regular basis.
Our Audit Committee is responsible for overseeing the integrity of our consolidated financial statements, the independent auditors’ qualifications and independence, the performance of our internal audit function and those of independent auditors, our system of internal controls, our financial reporting and system of disclosure controls, and our compliance with legal and regulatory requirements and with our Code of Conduct and Business Ethics.
Committees of the Board of Directors and Meeting Attendance
The Board met 14 times during 2019. No current member of our Board attended less than 75% of the aggregate meetings of the Board and all committees on which such director served during 2019. The Board has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation and Human Resource Committee.
Audit Committee
The Audit Committee is composed of independent directors. Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during the year, is set forth in the “Audit Committee Report” included elsewhere in this Proxy Statement. The Audit Committee is governed by a written charter approved by the Board, which is available on the Bank’s website: www.isabellabank.com.
In accordance with the provisions of the Sarbanes-Oxley Act of 2002, directors Bourland and Manifold meet the requirements of Audit Committee Financial Expert and have been so designated. The Audit Committee also consists of directors Kleinhardt, Maness (ex-officio), and Opperman.

Nominating and Corporate Governance Committee
We have a standing Nominating and Corporate Governance Committee consisting of independent directors Barnes, Hubscher, Maness (ex-officio), and Opperman. The Nominating and Corporate Governance Committee held three meetings in 2019, with all committee members attending each meeting for which they were a member. The Board has approved a Nominating and Corporate Governance Committee Charter which is available on the Bank’s website: www.isabellabank.com.
The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for nomination to the Board for approval. This Committee, in evaluating nominees, including incumbent directors and any nominees put forth by shareholders, considers business experience, skills, character, judgment, leadership experience, and their knowledge of the geographical markets, business segments or other criteria the Committee deems relevant and appropriate based on the current composition of the Board. This Committee considers diversity in identifying members with respect to our geographical markets served and the business experience of the nominee.
The Nominating and Corporate Governance Committee will consider, as potential nominees, persons recommended by shareholders. Recommendations should be submitted in writing to the Secretary of the Corporation, 401 N. Main St., Mt. Pleasant, Michigan 48858 and include the shareholder’s name, address and number of shares of the Corporation owned by the shareholder. The recommendation should also include the name, age, address and qualifications of the candidate. Recommendations for the 2021 Annual Meeting of Shareholders should be delivered no later than November 27, 2020. The Nominating and Corporate Governance Committee evaluates all potential director nominees in the same manner, whether the nominations are received from a shareholder, or otherwise.
Compensation and Human Resource Committee
The Compensation and Human Resource Committee is responsible for reviewing and recommending to the Board the compensation of the Chief Executive Officer and other executive officers, benefit plans, and the overall percentage increase in salaries. This Committee consists of independent directors Bourland, Kleinhardt, Maness, and Varner. The Compensation and Human Resource Committee held six meetings during 2019. This Committee is governed by a written charter approved by the Board that is available on the Bank’s website: www.isabellabank.com.
Communications with the Board
Shareholders may communicate with the Board by sending written communications to the attention of the Corporation’s Secretary, Isabella Bank Corporation, 401 N. Main St., Mt. Pleasant, Michigan 48858. Communications will be forwarded to the Board or the appropriate committee, as soon as practicable.
Code of Ethics
Our Code of Conduct and Business Ethics, which is applicable to the CEO, CFO, and Controller, is available on the Bank’s website: www.isabellabank.com.

Audit Committee Report
The Audit Committee oversees the financial reporting process on behalf of the Board. The 2019 Audit Committee consisted of directors Bourland, Kleinhardt, Maness (ex-officio), Manifold, and Opperman.*
The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services by our independent auditors, or any other auditing or accounting firm, if those fees are reasonably expected to exceed 5.0% of the current year agreed upon fee for independent audit services. The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and reviews the guidelines with the Board.
Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. The Audit Committee also reviewed with management and the independent auditors, management’s assertion on the design and effectiveness of our internal control over financial reporting as of December 31, 2019.
The Audit Committee reviewed with our independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the acceptability of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), including those described in Auditing Standard No. 1301, “Communications with Audit Committees”, as may be modified or supplemented. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence”, as may be modified or supplemented, and has discussed this issue with the independent auditors.
The Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and external independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting process. The Audit Committee held five meetings during 2019.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission. The Audit Committee has appointed Rehmann Robson LLC as the independent auditors for the 2020 audit.
Respectfully submitted,
W. Joseph Manifold, Audit Committee Chairperson
Jill Bourland
Thomas L. Kleinhardt
David J. Maness (ex-officio)
Sarah R. Opperman

* As planned, on October 23, 2019, W. Michael McGuire retired from the Board and all committees of the Board, including the Audit Committee. Therefore, Mr. McGuire did not participate in the Audit Committee's review, discussion or recommendation with respect to matters covered by the Audit Committee's report in this Proxy Statement.

Executive Officers
Executive officers are compensated in accordance with their employment with the applicable entity. The following table shows information on compensation earned in each of the last two fiscal years ended December 31, 2019, for the CEO, CFO, and our next most highly compensated executive officer.
Summary Compensation Table

Name and principal position	Year	Salary ($)(1)(2)	Bonus ($)	Stock Awards ($)	Change in pension value and nonqualified deferred compensation earnings ($)(3)	All other compensation ($)(4)	Total ($)
Jae A. Evans	2019	439,827	19,200	19,200	—	49,608	527,835
President and CEO of Isabella Bank Corporation and CEO of Isabella Bank	2018	429,500	21,803	21,803	—	53,219	526,325
Neil M. McDonnell (5)	2019	258,250	10,800	10,800	—	13,564	293,414
CFO of Isabella Bank Corporation and Isabella Bank	2018	225,000	—	—	—	54,390	279,390
Jerome E. Schwind	2019	326,888	13,424	13,424	14,000	47,565	415,301
President of Isabella Bank and Vice President of Isabella Bank Corporation	2018	317,725	14,442	14,442	(5,000)	43,721	385,330

(1)	Salary amounts are paid on a bi-weekly basis which typically consists of 26 regular pay cycles during the calendar year.

(2)
Executive officer salary includes compensation voluntarily deferred under our 401(k) plan. Director and advisory board fees are also included and are displayed in the following table for each of the last two years ended December 31, 2019:

	Director and advisory board fees ($)
Name	2019	2018
Jae A. Evans	28,750	29,500
Neil M. McDonnell	—	—
Jerome E. Schwind	28,750	29,500

(3)	Includes the aggregate non-cash change in the actuarial present value of the noted executive's accumulated benefit under the Isabella Bank Corporation Pension Plan.

(4)
For all named executives all other compensation includes 401(k) matching contributions. For Jerome E. Schwind, this also includes club dues and auto allowance. For Jae A. Evans and Neil M. McDonnell, this also includes auto allowance.

(5)	Neil M. McDonnell joined the Corporation on January 31, 2018.

Pension Benefits
Defined Benefit Pension Plan.    We sponsor the Isabella Bank Corporation Pension Plan (“Defined Benefit Pension Plan”), a frozen defined benefit pension plan. The curtailment, which was effective March 1, 2007, froze the current participant’s accrued benefits as of that date and limited participation in the plan to eligible employees as of December 31, 2006. Due to the curtailment of the plan, the number of years of credited service was frozen. As such, the years of credited service for the plan may differ from the participant’s actual years of service.
Annual contributions are made to the plan as required by accepted actuarial principles, applicable federal tax laws, and to pay expenses related to operating and maintaining the plan. The amount of contributions on behalf of any one participant cannot be separately or individually computed.
Pension plan benefits are based on years of service and the employees’ five highest consecutive years of compensation out of the last ten years of service, through December 31, 2006.
A participant may earn a benefit for up to 35 years of accredited service. Earned benefits are 100% vested after five years of service. Benefit payments normally start when a participant reaches age 65. A participant with more than five years of service may elect to take early retirement benefits anytime after reaching age 55. Benefits payable under early retirement are reduced actuarially for each month prior to age 65 in which benefits begin.

Under the provisions of the plan, participants are eligible for early retirement after reaching the age of 55 with at least five years of service. The early retirement benefit amount is the accrued benefit payable at normal retirement date reduced by 5/9% for each of the first 60 months and 5/18% for each of the next 60 months that the benefit commencement date precedes the normal retirement date.
Retirement Bonus Plan.    We sponsor the Isabella Bank Corporation Retirement Bonus Plan (“Retirement Bonus Plan”). This nonqualified plan is intended to provide eligible employees with additional retirement benefits. To be eligible, the employee needed to be an employee on January 1, 2007, and be a participant in our frozen Executive Supplemental Income Agreement. Participants were also required to be an officer with at least 10 years of service as of December 31, 2006. We have sole and exclusive discretion to add new participants to the Retirement Bonus Plan by authorizing such participation pursuant to action of the Board.
An initial amount was credited for each eligible employee as of January 1, 2007. Subsequent amounts have been credited on each allocation date thereafter as defined in the Retirement Bonus Plan. The amount of the initial allocation and the annual allocation shall be determined pursuant to the payment schedule adopted at our sole and exclusive discretion, as set forth in the Retirement Bonus Plan.
Under the provisions of the Retirement Bonus Plan, participants are eligible for early retirement upon attaining 55 years of age. There is no difference between the calculation of benefits payable upon early retirement and normal retirement; however, the participant would not receive their full benefit under early retirement.
Nonqualified Deferred Compensation
Directors Plan. Under the Isabella Bank Corporation and Related Companies Deferred Compensation Plan for Directors (“Directors Plan”), directors, including named executive officers who serve as directors, are required to invest at least 25% of their board fees in our common stock and may invest up to 100% of their earned fees based on their annual election. These amounts are reflected in footnote 2 to the Summary Compensation Table on the previous page. These stock investments can be made either through deferred fees or through the purchase of shares through the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan (“DRIP Plan”). Deferred fees, under the Directors Plan, are converted on a quarterly basis into stock units of our common stock based on the fair value of a share of our common stock as of the relevant valuation date. Stock units credited to a participant’s account are eligible for stock and cash dividends as paid. DRIP Plan shares are purchased pursuant to the DRIP Plan.
Distribution of deferred fees from the Directors Plan occurs when the participant retires from the Board or upon the occurrence of certain other events. The participant is eligible to receive distributions in the form of shares of our common stock of all of the stock units that are then in his or her account, and any unconverted cash will be converted to and rounded up to a whole share of stock and distributed, as well. Any common stock issued from deferred fees under the Directors Plan will be considered restricted stock under the Securities Act of 1933, as amended. Common stock purchased through the DRIP Plan are not considered restricted stock under the Securities Act of 1933, as amended.
SERP. Under the supplemental executive retirement plan (“SERP”), we may promise deferred compensation benefits to employees who are members of a select group of management or highly compensated employees, which may include the named executive officers. The SERP authorizes us to make annual and discretionary credits to a participant’s SERP account pursuant to a participation agreement with the participant that sets forth the amount and timing of any annual credits and the vesting, payment, “clawback” and other terms to which the credits are subject.
The SERP provides default terms that may be modified by a participant’s participation agreement, including default vesting, interest and payment terms. Under the SERP’s default vesting terms, a participant is initially unvested in the participant’s SERP account and becomes 100% vested upon attaining normal retirement age, retirement, involuntary separation from service without cause, death, disability or a change in control. Special vesting rules apply to amounts that are credited after a change in control. Under the SERP’s interest rule, a participant’s account balance is credited with interest annually, the rate of which may be changed and is based on Federated Investor's Institutional Money Market Management Fund yield (MMPXX) for the current plan year, updated annually. Under the SERP’s default payment terms, a participant’s vested and nonforfeited account balance will be paid in a single cash lump sum within 90 days after the first to occur of the participant’s separation from service (subject to a six-month delay for a “specified employee”), death, disability, or any date specified in the participant’s participation agreement. The SERP also includes restrictive covenants that restrict a participant’s ability to compete with us and certain other activities.
Cash Incentive Plans. The Isabella Bank Corporation Employee Cash Incentive Plans (“Cash Incentive Plans”) were established to reward employees above and beyond their base salaries when their personal performance goals and our operating performance and profitability exceed established annual targets. The inclusion of this incentive encourages management to be diligent in managing to achieve specific financial goals without incurring inordinate risks. The Compensation and Human Resource Committee uses quantitative and qualitative factors as measures of corporate performance in determining annual cash bonus amounts.

Under the executive portion of the Cash Incentive Plans, we may award cash bonuses to the President and CEO, CFO and Bank President. The plan authorizes cash awards up to 20% of the employee’s annualized base wages, on a calendar year basis. The Compensation and Human Resource Committee is responsible for establishing personal goals and measuring the achievement of personal goals for the President and CEO. This Committee also reviews the performance of the President and CEO. The President and CEO is responsible for establishing personal goals and measuring the achievement of these goals for the CFO and Bank President.
Stock Award Incentive Plan. The Isabella Bank Corporation Stock Award Incentive Plan (“Stock Award Incentive Plan”) is an equity-based bonus plan with no options. Under the Stock Award Incentive Plan, we may award stock bonuses to the President and CEO, CFO and Bank President. The plan authorizes the issuance of vested stock to eligible employees worth up to 20% of the employee’s annualized base wages, on a calendar year basis. Stock bonuses awarded were determined by performance measures and also the achievement of personal goals, consistent with the Cash Incentive Plans. The Stock Award Incentive Plan imposes several conditions on the issuance of stock awards and therefore, the stock awards are restricted.
Potential Payments Upon Termination or Change in Control
The estimated amounts payable to each named executive officer upon severance from employment, retirement, termination upon death or disability or termination following a change in control are described below. For all termination scenarios, the amounts assume such termination took place as of December 31, 2019.
Any Severance of Employment
Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	Amounts accrued and vested through the Defined Benefit Pension Plan.

•	Amounts accrued and vested through the Retirement Bonus Plan.

•	Amounts credited and vested through the SERP.

•	Amounts deferred in the Directors Plan.

•	Amounts vested through the Stock Award Incentive Plan.

•	Eligible unused vacation and short-term disability pay.
Retirement
In the event of the retirement of an executive officer, the officer would receive the benefits identified above.
Death or Disability
In the event of death or disability of an executive officer, in addition to the benefits listed above, the executive officer will also receive payments under our life insurance plan or under our disability plan as appropriate.
Change in Control
We currently do not have a change in control agreement with any of the executive officers. Under the SERP, each participant would become 100% vested in their SERP account upon a change in control. Under certain conditions, following a change in control, if a participant is involuntarily terminated without cause or voluntarily terminates for good reason all uncredited annual credits would be credited to his or her SERP account. If termination took place on December 31, 2019, that would have resulted in an additional credit to Jae A. Evans’ SERP account of $260,000, Neil M. McDonnell's SERP account of $227,500, and Jerome E. Schwind's SERP account of $544,500 and a total credit for each individual of $827,117, $250,255, and $601,833, respectively.

Director Compensation
The following table summarizes the compensation of each non-employee director who served on the Board during 2019.

Name	Fees paid in cash ($)(1)	Fees deferred under Directors Plan ($)(1)	Total fees earned ($)
Dr. Jeffrey J. Barnes	31,550	—	31,550
Jill Bourland	39,800	—	39,800
G. Charles Hubscher	—	31,550	31,550
Thomas L. Kleinhardt	—	41,750	41,750
Joseph LaFramboise	14,900	14,900	29,800
David J. Maness	—	53,750	53,750
W. Joseph Manifold	—	42,000	42,000
W. Michael McGuire	26,875	9,108	35,983
Sarah R. Opperman	41,950	—	41,950
Vicki L. Rupp (2)	—	—	—
Gregory V. Varner	34,331	11,444	45,775

(1)
Directors electing to receive all fees in cash, resulting in no contributions to the Directors Plan, invest at least 25% of their board fees in our common stock under the DRIP Plan as described in our Directors Plan within the “Executive Officers” section.

(2)	Director Rupp earned $5,850 in total fees for 2019 which were paid in cash in 2020.
We paid $1,500 per board meeting plus a retainer of $10,000 to each member during 2019. Members of the Audit Committee were paid $750 per Audit Committee meeting attended. Members of the Nominating and Corporate Governance Committee were paid $350 per meeting attended. Members of the Compensation and Human Resource Committee were paid $350 per meeting attended. The chairperson of the Board is paid a retainer of $35,000, the chairperson for the Audit Committee is paid a retainer of $6,000, and the vice chairperson for the Audit Committee is paid a retainer of $2,000.
Under the Directors Plan, upon a participant’s retirement from the Board, or the occurrence of certain other events, the participant is eligible to receive a distribution in the form of shares of our common stock of all of the stock units that are then credited to the participant's account. The plan does not allow for cash settlement. Stock issued under the Directors Plan is restricted stock under the Securities Act of 1933, as amended.
We established a Rabbi Trust to supplement the Directors Plan. The Rabbi Trust is an irrevocable grantor trust to which we may contribute assets for the limited purpose of funding a nonqualified deferred compensation plan. Although we may not reach the assets of the Rabbi Trust for any purpose other than meeting its obligations under the Directors Plan, the assets of the Rabbi Trust remain subject to the claims of our creditors. We may contribute cash or common stock to the Rabbi Trust from time to time for the sole purpose of funding the Directors Plan. The Rabbi Trust will use any cash that we may contribute to purchase shares of our common stock on the open market.
We transferred $1,106,279 to the Rabbi Trust in 2019, which held 27,069 shares of our common stock for settlement as of December 31, 2019. As of December 31, 2019, there were 177,935 stock units credited to participants’ accounts, which credits are unfunded as of such date to the extent that they are in excess of the stock and cash that has been credited to the Rabbi Trust. All amounts are unsecured claims against our general assets. The net cost of this benefit was $192,827 in 2019.

The following table displays the cumulative number of stock units of our common stock credited to the accounts of current directors pursuant to the terms of the Directors Plan as of March 13, 2020:

Name	# of stock units credited (1)
Dr. Jeffrey J. Barnes	16,355
Jill Bourland	1,003
Jae A. Evans	2,297
G. Charles Hubscher	23,271
Thomas L. Kleinhardt	32,564
David J. Maness	35,636
W. Joseph Manifold	27,646
Sarah R. Opperman	4,750
Vicki L. Rupp	—
Jerome E. Schwind	5,490
Gregory V. Varner	13,100

(1)
Directors electing to receive all fees in cash, resulting in no contributions to the Directors Plan, invest at least 25% of their board fees in our common stock under the DRIP Plan as described in our Directors Plan within the “Executive Officers” section.

Indebtedness of and Transactions with Management
Certain directors and officers and members of their families were loan customers of the Bank, or have been directors or officers of corporations, members or managers of limited liability companies, or partners of partnerships which have had transactions with the Bank. In our opinion, all such transactions were made in the ordinary course of business and were substantially on the same terms, including collateral and interest rates, as those prevailing at the same time for comparable transactions with customers not related to the Bank. These transactions do not involve more than normal risk of collectability or present other unfavorable features. Total loans to these customers were approximately $3,695,000 and $3,343,000 as of December 31, 2019, and 2018.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of March 13, 2020 as to our common stock owned beneficially by: 1) each director and director nominee, 2) by each named executive officer, 3) by all directors, director nominees and executive officers as a group, and 4) all those known by us to be beneficial owners of more than 5% of our common stock.

Name of Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Dr. Jeffrey J. Barnes	8,238	0.10%
Jill Bourland	766	0.01%
Jae A. Evans	16,458	0.21%
G. Charles Hubscher	189,104	2.39%
Thomas L. Kleinhardt	55,151	0.70%
David J. Maness	6,930	0.09%
W. Joseph Manifold	5,019	0.06%
Neil M. McDonnell	1,539	0.02%
Sarah R. Opperman	10,195	0.13%
Vicki L. Rupp	374	(2)
Jerome E. Schwind	4,864	0.06%
Gregory V. Varner	3,052	0.04%
All Directors, nominees and Executive Officers as a Group (12) persons	301,690	3.82%

(1)
Beneficial ownership is defined by rules of the SEC and includes shares that the person has or shares voting or investment power over and shares that the person has a right to acquire within 60 days from March 13, 2020. Consequently, with respect to shares acquired under the Directors Plan, participants may not be eligible to convert their stock units to shares within 60 days from March 13, 2020 as a result of distribution elections and plan conditions. For stock units credited to each participant's account as of March 13, 2020, refer to the “Director Compensation” section of this report.

(2)	Percentage is below 0.01%.

Independent Registered Public Accounting Firm
The Audit Committee has appointed Rehmann Robson LLC as our independent auditors for the year ending December 31, 2020.
A representative of Rehmann Robson LLC is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to make any comments Rehmann Robson LLC believes are appropriate.
Fees for Professional Services Provided by Rehmann Robson LLC
The following table shows the aggregate fees billed by Rehmann Robson LLC for the audit and other services provided for:

	2019	2018
Audit fees	$326,633	$324,866
Audit related fees	13,500	44,878
Tax fees	18,475	61,265
Total	$358,608	$431,009
The audit fees were for performing the integrated audit of our consolidated annual financial statements and the internal control attestation report related to the Federal Deposit Insurance Corporation Improvement Act, reviews of interim quarterly financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by Rehmann Robson LLC in connection with statutory and regulatory filings or engagements.
The audit related fees are typically for various discussions related to the adoption and interpretation of new accounting pronouncements. During 2019, this included fees for procedures related to nonrecurring regulatory filings. Also included are fees for auditing of our employee benefit plans.
The tax fees were for the preparation of our state and federal income tax returns and for consultation on various tax matters.
The Audit Committee has considered whether the services provided by Rehmann Robson LLC, other than the audit fees, are compatible with maintaining Rehmann Robson LLC’s independence and believes that the other services provided are compatible.
Pre-Approval Policies and Procedures
All non-audit services to be performed by Rehmann Robson LLC must be approved in advance by the Audit Committee if those fees are reasonably expected to exceed 5.0% of the current year agreed upon fee for independent audit services, so long as such services were recognized by the Corporation at the time of engagement to be non-audit services, and such services are promptly brought to the attention of the Audit Committee subsequent to completion of the audit. As permitted by SEC rules, the Audit Committee has authorized its chairperson to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.
As early as practicable in each calendar year, the independent auditor provides to the Audit Committee a schedule of the audit and other services that the independent auditor expects to provide or may provide during the next twelve months. The schedule will be specific as to the nature of the proposed services, the proposed fees, timing, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.
A schedule of additional services proposed to be provided by the independent auditor, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.
Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as audit-related, tax and professional services, none were billed pursuant to these provisions in 2019 and 2018 without pre-approval.

Shareholder Proposals
Any proposals which you intend to present at the next Annual Meeting must be received before November 27, 2020 to be considered for inclusion in our Proxy Statement and proxy for that meeting. Proposals should be made in accordance with Securities and Exchange Commission Rule 14a-8.
Directors’ Attendance at the Annual Meeting of Shareholders
Our directors are encouraged to attend the Annual Meeting. At the 2019 Annual Meeting, all directors were in attendance.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. These officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish us with copies of these reports.
During the year ended December 31, 2019, to our knowledge, there were eleven (11) delinquent transactions reported: Directors Barnes, Bourland, Evans, Opperman, and Varner all filed one late report for one reportable transaction and executive officers David J. Reetz and Peggy L. Wheeler each filed three late reports for three reportable transactions.
Other Matters
We will bear the cost of soliciting proxies. In addition to solicitation by mail, officers and other employees may solicit proxies by telephone or in person, without compensation other than their regular compensation.
As to Other Business Which May Come Before the Meeting
We do not intend to bring any other business before the meeting for action. However, if any other business should be presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such business.

By order of the Board of Directors
Debra Campbell, Secretary

SHAREHOLDERS’ INFORMATION
Financial Information and Annual Report on Form 10-K
Copies of the 2019 Annual Report, Isabella Bank Corporation Annual Report on Form 10-K, and other financial information not contained herein are available on the Bank’s website (www.isabellabank.com) under the Investors tab, or may be obtained, without charge, by writing to:
Debra Campbell
Secretary
Isabella Bank Corporation
401 N. Main St.
Mt. Pleasant, Michigan 48858

ISABELLA BANK CORPORATION
401 NORTH MAIN STREET
MOUNT PLEASANT, MI 48858

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 4, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 4, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E98275-P34527

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ISABELLA BANK CORPORATION

The Board of Directors recommends you vote "FOR" Proposals 1 and 2.

Proposal 1- Proposal to elect the following four (4) persons as directors:

	For	Against	Abstain
Dr. Jeffrey J. Barnes (3 year term)	☐	☐	☐
G. Charles Hubscher (3 year term)	☐	☐	☐
David J. Maness (3 year term)	☐	☐	☐
Vicki L. Rupp (3 year term)	☐	☐	☐

Proposal 2- Advisory vote on executive compensation:

	For	Against	Abstain
Non-binding advisory vote to approve the executive compensation of the named executive officers as disclosed in the 2020 proxy statement.	☐	☐	☐

For address changes/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or other business entity, please sign full entity name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com.

E98276-P34527

ISABELLA BANK CORPORATION
Annual Meeting of Shareholders
May 5, 2020 at 5:00 PM
Comfort Inn Conference Center
2424 South Mission Street, Mt. Pleasant, MI 48858
This proxy is solicited by the Board of Directors

The Shareholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Shareholders of Isabella Bank Corporation to be held on Tuesday, May 5, 2020 at 5:00 p.m., at the Comfort Inn Conference Center, 2424 South Mission Street, Mt. Pleasant, Michigan. The Shareholder hereby appoints Thomas L. Kleinhardt, Sarah R. Opperman, and Gregory V. Varner and each of them, proxies of the undersigned, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Isabella Bank Corporation that the undersigned is eligible to vote as of March 13, 2020 at the Annual Meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters which may come before the meeting.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

To be signed on reverse side